                                                                    Exhibit 21.0

                        OCTEL COMMUNICATIONS CORPORATION

                          SUBSIDIARIES OF THE COMPANY

1.     OCTEL COMMUNICATIONS LIMITED                       8.     OCTEL PC PRODUCTS DIVISION
       ADDRESS:  Octel House, Ancells Road                       (FORMERLY COMPASS TECHNOLOGY)
       Fleet, Hampshire  GU23 8UN                                ADDRESS:  1819 Main Street
       England                                                   Sarasota, Florida  34236

2.     OCTEL COMMUNICATIONS SERVICES LIMITED              9.     OCTEL NETWORK SERVICES (FORMERLY
       ADDRESS:  Octel House, Ancells Road                       THE TIGON CORPORATION)
       Fleet, Hampshire  GU13 8UN                                ADDRESS:  17080 Dallas Parkway
       England                                                   Dallas, Texas  75248-1986

3.     OCTEL COMMUNICATIONS S.A.                         10.     OCTEL COMMUNICATIONS K.K.
       ADDRESS:  21 Boulevard de la Madeleine                    ADDRESS:  Aoyama Bldg.
       Immeuble des Trois Quartiers                              2-3 Kita-aoyama 1-chome
       Cedex, Paris F-75001                                      Minato-ku, Tokyo
       France                                                    Japan

4.     OCTEL COMMUNICATIONS GmbH                         11.     OCTEL COMMUNICATIONS PACIFIC, LTD.
       ADDRESS:  Garmischer Strasse 10                           ADDRESS:  35th Floor, Central Plaza
       D-80339 Munich                                            18 Harbor Road, Wanchai
       Germany                                                   Hong Kong

5.     OCTEL COMMUNICATIONS CANADA INC.                  12.     RHETOREX, INCORPORATED
       ADDRESS:  181 Bay Street, Suite 2100                      ADDRESS:  200 East Hacienda Ave.
       Toronto, Ontario                                          Campbell, California  95008
       M5J2T3 Canada

6.     OCTEL COMMUNICATIONS (ISRAEL) LTD.                13.     RHETOREX EUROPE LIMITED
       ADDRESS:  1-C Yoni Netanyahu                              ADDRESS:  Suite M1, Ground Floor
       Or-Yehud 60376                                            North Wing, Centennial Court
       Israel                                                    Easthampstead Road, Bracknell
                                                                 Berkshire RG12 1JA
                                                                 England

7.     OCTEL COMMUNICATIONS INTERNATIONAL CORPORATION
       AGENT'S ADDRESS:  5 Kronprindsens Gade
       P.O. Box 8560
       Charlotte Amalie, St. Thomas
       U.S. Virgin Islands  00801